Exhibit 99.1

SANUWAVE Health, Inc.	Lippert/Heilshorn & Associates
Barry Jenkins, CFO	Anne Marie Fields
Bernie Laurel, VP of Sales and Marketing	212-838-3777
678-578-0103	afields@lhai.com
FOR IMMEDIATE RELEASE
SANUWAVE HEALTH REPORTS THIRD QUARTER FINANCIAL RESULTS AND
PROVIDES BUSINESS UPDATE
Patient Follow-Up Completed in Phase III Trial of dermaPACE to Treat Diabetic Foot Ulcers
Top-Line Results Expected by Year End and PMA Filing in First Quarter 2011
ALPHARETTA, Ga. (November 12, 2010) — SANUWAVE Health, Inc. (OTC BB: SNWV), an emerging medical technology company focused on regenerative medicine, today reported financial results for the three and nine months ended September 30, 2010 and provided a business update.
Christopher M. Cashman, President and CEO of SANUWAVE, said, “We are especially pleased with the progress we made in the third quarter as we advanced our strategic development plans in nearly every facet of our business. Most significantly, we completed patient follow-up in our U.S. pivotal Phase III clinical trial of dermaPACE™ to treat diabetic foot ulcers (DFU) and look forward to announcing top-line study results by the end of the year. We also launched the orthoPACE™ device in Europe for use in orthopedic, trauma and sports medicine indications. We continued to publish and present data in support of PACE™ technology in a number of clinical settings and in support of our underlying mechanism of action. These accomplishments keep us on track to advance the commercial goals for our devices in wound care, orthopedics and aesthetic medicine.”
Operational highlights of the third quarter 2010 and recent weeks include the:
•	Completion of patient follow-up in the U.S. pivotal Phase III, Investigational Device Exemption (IDE) clinical trial with dermaPACE™ for the treatment of diabetic foot ulcers.
•	European launch of the orthoPACE™ device, which is intended for use in orthopedic, trauma and sports medicine indications.
•
Introduction of Profile™, which incorporates innovative Diffused Acoustic Pressure (DAP™) technology, at the 20th Biennial Congress of the International Society of Aesthetic Plastic Surgery. There the Company showcased early stage results from case studies conducted by Miles Graivier, M.D. demonstrating the use of Profile™ in postsurgical applications, body shaping and scar management. DAP™ technology utilizes an innovative form of acoustic pressure waves to promote the benefits of therapeutic massage through mechanical stimulation of tissue.

•
Publication of a research study conducted by Maria Siemionow, M.D., Ph.D., DSc at Cleveland Clinic in the online edition of The Journal of Trauma in an article entitled, “Pulsed Acoustic Cellular Treatment Induces Expression of Proangiogenic Factors and Chemokines in Muscle Flaps,” which showed how PACE™ treatment benefits ischemic conditions at the molecular, cellular and tissue levels.

•
Publication of an article titled “Microvascular Response to Shock Wave Application in Striated Skin Muscle” in the online edition of the Journal of Surgical Research, which showed that treatment with PACE™ produces immediate and continuous benefits of microcirculation.

•
Grant of European patent EP 1,452,141 entitled “Shock Wave Generating Device,” which provides the Company exclusive rights in human and animal treatment devices that include the novel use of piezoelectric fibers to produce acoustic energy in the shock wave spectrum.

Regarding next steps in the Company’s pivotal Phase III clinical trial investigating dermaPACE™ for the treatment of diabetic foot ulcers, Mr. Cashman said, “We continue to be on track to report top-line results in the fourth quarter of 2010, to file our Premarket Approval Application (PMA) with the FDA no later than the first quarter of 2011, and, pending a favorable response from the FDA, potentially launch dermaPACE™ in the United States in 2011. This action plan and timeline are consistent with our previous reports and demonstrate our commitment to making dermaPACE™ available as quickly as possible to the millions of people who could benefit from our innovative regenerative technology.”
Third Quarter Financial Results
SANUWAVE’s financial results for the third quarter of 2010 reflect the Company’s ongoing research and development of PACE™ technology for the dermaPACE™ diabetic foot ulcer clinical trial, and development work for orthopedic and aesthetic uses.
Revenues for the three months ended September 30, 2010 were $278,000, compared with $135,000 in the corresponding 2009 quarter. The increase is primarily due to sales of orthoPACE™ devices and applicators following the device’s June 2010 launch in Europe.
Research and development costs for the three months ended September 30, 2010 were $1.0 million, compared with $1.1 million for the same period in 2009. The decrease in 2010, compared with the same period in 2009, was due to lower clinical site costs for the dermaPACE™ diabetic foot ulcer clinical trial, as the number of active patients declined during the final follow-up phase in 2010.
General and administrative expenses for the three months ended September 30, 2010 were $1.4 million, compared with $1.5 million for the same period in 2009. The decrease in 2010, compared to the same period in 2009, was due to one-time accounting and legal fees incurred in September 2009 for the reverse merger transaction, offset somewhat by higher non-cash stock compensation expense in 2010, as compared with the same period in 2009, due to new grants of options and restricted stock in September 2009 and January 2010 which are being expensed over the applicable vesting term.

The net loss for the third quarter of 2010 was $2.7 million, or $0.21 per share, compared with a net loss of $2.7 million, or $0.24 per share, during the third quarter of 2009.
Nine Month Financial Results
Revenues for the nine months ended September 30, 2010 were $539,000, compared with $539,000 in the corresponding 2009 period. Revenues are primarily from sales of devices and applicators in Europe of the legacy Evotron™ device for orthopedic conditions and our new orthoPACE™ device for orthopedic conditions introduced in June 2010.
Research and development costs for the nine months ended September 30, 2010 were $3.0 million, compared with $2.7 million for the same period in 2009. The increase in 2010, compared with the same period in 2009, was due to higher costs of the ongoing clinical trial of dermaPACE™ for diabetic foot ulcers, as enrollment ended during the first quarter of 2010 and new consultants were engaged to assist in the patient follow-up phase of the clinical trial.
General and administrative expenses for the nine months ended September 30, 2010 were $4.5 million, compared with $3.4 million for the same period in 2009. The increase in 2010, compared to the same period in 2009, was primarily due to increased non-cash stock compensation expense of $1.4 million for the nine months ended September 30, 2010, compared to $0.6 million in the prior-year period, due to new grants of options and restricted stock in September 2009 and January 2010 which are being expensed over the applicable vesting term. In addition, the Company had higher bonus expense accrued in 2010, as compared to the same period in 2009, offset somewhat by the additional one-time accounting and legal fees incurred with the September 2009 reverse merger transaction.
The net loss for the nine months ended September 30, 2010 was $8.4 million, or $0.67 per share, compared with a net loss of $3.5 million, or $0.31 per share, reported during the same period of 2009. The net loss for the nine months ended September 30, 2009 included income from discontinued operations, net of tax, of $3.1 million from the sale of the Company’s veterinary division in June 2009.
As of September 30, 2010 the Company had cash and cash equivalents of $393,000, compared with $1.8 million as of December 31, 2009. Net cash used by operations for the nine months ended September 30, 2010 was $4.1 million, compared with $5.2 million for the same period of 2009. The reduction in the use of cash by operations in 2010, as compared to the same period in 2009, was primarily due to the timing of accounts payable payments.
On September 30, 2010, in conjunction with an offering of securities (the “Offering”) of the Company pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Act”), the Company issued 150,000 Units to certain “accredited investors,” as that term is defined in the Securities and Exchange Commission’s (the “SEC”) Rule 501 under the Act, for an aggregate total purchase price of $300,000. Subsequent to quarter end, on October 1, 2010, in conjunction with the Offering, the Company issued 250,000 Units to an “accredited investor” for $500,000. Each Unit was sold to the new investors at a purchase price of $2.00 per Unit. Each “Unit” in the Offering consists of: (i) one share of common stock, par value $0.001 per share (the “Common Stock”); (ii) a two-year common stock purchase warrant (the “Class D Warrant”) to purchase one share of Common Stock, at an exercise price of $2.00; and (iii) an option (the “Option”), which expires on December 31, 2010, to purchase the same number of Units as granted pursuant to this transaction, at the purchase price of $2.00 per Unit.

For the nine months ended September 30, 2010, the Company issued ten promissory notes totaling $2,450,000. Subsequent to quarter end, on October 12, 2010, the Company amended the terms of the ten outstanding promissory notes such that the unpaid principal and interest on each note was exchanged into the number of Units equal to (i) the unpaid principal and interest on each such note, divided by (ii) 2. The unpaid principal and interest on the notes totaled $2,517,660, and this sum was exchanged into a total of 1,258,830 Units.
About PACE™
PACE™, defined as Pulsed Acoustic Cellular Expression, delivers high-energy acoustic pressure waves to produce compressive and tensile stresses on cells and tissue structures to promote a positive inflammatory response and quickly initiate the healing cascade. This results in revascularization and microcirculatory improvement, including the production of angiogenic growth factors, enhanced new blood vessel formation (angiogenesis), and the subsequent regeneration of tissue, such as skin, musculoskeletal and vascular structures. PACE™ treatment triggers the initiation of the inflammatory and proliferation phases of healing and subsequently returns a chronic condition to an acute condition to help the body’s own healing response to re-initiate.
About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of non-invasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures. SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. SANUWAVE intends to apply its Pulsed Acoustic Cellular Expression (PACE™) technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE™, is CE marked for treatment of the skin and subcutaneous soft tissue and has completed patient follow-up in its pivotal Phase III, Investigational Device Exemption (IDE) trial in the U.S. for the treatment of diabetic foot ulcers (DFU). SANUWAVE researches, designs, manufactures, markets and services its products worldwide and believes it has already demonstrated that this technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron®, Evotron™, and recently introduced orthoPACE™, devices in Europe.

Safe Harbor Statement
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.
(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

REVENUES	$278,212	$134,771	$538,540	$538,818

COST OF REVENUES	109,801	30,753	198,381	129,416

GROSS PROFIT	168,411	104,018	340,159	409,402

OPERATING EXPENSES
Research and development	1,000,265	1,063,875	2,981,890	2,686,160
General and administrative	1,393,826	1,530,281	4,490,586	3,433,448
Depreciation	155,198	46,636	535,132	150,482
Amortization	76,689	76,689	230,068	230,067

TOTAL OPERATING EXPENSES	2,625,978	2,717,481	8,237,676	6,500,157

OPERATING LOSS	(2,457,567)	(2,613,463)	(7,897,517)	(6,090,755)

OTHER INCOME (EXPENSE)
Gain/(loss) on sale of assets	4,500	9,142	6,565	(4,509)
Transitional services provided to Pulse Veterinary Technologies, LLC	90,000	102,500	270,125	136,250
Interest expense, net	(274,247)	(188,279)	(731,771)	(517,354)
Loss on foreign currency exchange	(25,877)	(6,655)	(32,498)	(44,428)

TOTAL OTHER INCOME (EXPENSE)	(205,624)	(83,292)	(487,579)	(430,041)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,663,191)	(2,696,755)	(8,385,096)	(6,520,796)

INCOME TAX EXPENSE	—	—	—	—

LOSS FROM CONTINUING OPERATIONS	(2,663,191)	(2,696,755)	(8,385,096)	(6,520,796)

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax	—	—	—	581,306
Gain/(loss) on sale of veterinary division, net of tax	—	(3,245)	—	2,489,028

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—	(3,245)	—	3,070,334

NET LOSS	(2,663,191)	(2,700,000)	(8,385,096)	(3,450,462)

OTHER COMPREHENSIVE INCOME (LOSS), net of tax
Foreign currency translation adjustments	(12,520)	13,555	(16,681)	(33,671)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(2,675,711)	$(2,686,445)	$(8,401,777)	$(3,484,133)

EARNINGS (LOSS) PER SHARE:
Loss from continuing operations — basic	$(0.21)	$(0.24)	$(0.67)	$(0.59)

Loss from continuing operations — diluted	$(0.21)	$(0.24)	$(0.67)	$(0.59)

Income from discontinued operations — basic	$—	$—	$—	$0.28

Income from discontinued operations — diluted	$—	$—	$—	$0.28

Net loss — basic	$(0.21)	$(0.24)	$(0.67)	$(0.31)

Net loss — diluted	$(0.21)	$(0.24)	$(0.67)	$(0.31)

Weighted average shares outstanding — basic	12,511,879	11,092,990	12,510,398	11,037,435

Weighted average shares outstanding — diluted	12,511,879	11,092,990	12,510,398	11,037,435

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SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$393,139	$1,786,369
Accounts receivable — trade, net	55,073	47,966
Inventory	484,462	592,589
Prepaid expenses	130,612	121,157
Due from Pulse Veterinary Technologies, LLC	70,185	127,878

TOTAL CURRENT ASSETS	1,133,471	2,675,959

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	21,456	88,706

OTHER ASSETS	32,114	32,169

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,917,227	2,147,295

ASSETS HELD FOR SALE	455,955	922,956

TOTAL ASSETS	$3,560,223	$5,867,085

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,110,583	$1,069,423
Payroll and related	959,276	509,905
Accrued expenses	359,069	629,029
Promissory notes	2,510,888	—
Notes payable, related parties	4,107,182	—
Interest payable on notes payable, related parties	81,864	—
Liabilities related to discontinued operations	655,061	655,061

TOTAL CURRENT LIABILITIES	10,783,923	2,863,418

NOTES PAYABLE, RELATED PARTIES	5,372,744	8,887,981

TOTAL LIABILITIES	16,156,667	11,751,399

COMMITMENTS AND CONTINGENCIES	—	—

GOING CONCERN	—	—

STOCKHOLDERS’ DEFICIT
COMMON STOCK	12,660	12,510

ADDITIONAL PAID-IN CAPITAL	34,431,090	32,741,593

ACCUMULATED OTHER COMPREHENSIVE LOSS	5,183	21,864

RETAINED DEFICIT	(47,045,377)	(38,660,281)

TOTAL STOCKHOLDERS’ DEFICIT	(12,596,444)	(5,884,314)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,560,223	$5,867,085

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SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(8,385,096)	$(6,520,796)
Adjustments to reconcile net loss from continuing operations to net cash used by operating activities
Amortization	230,068	230,067
Accrued interest	734,697	527,739
Depreciation	535,132	150,482
Change in allowance for doubtful accounts	8,807	(38,128)
(Gain) loss on sale of property and equipment	(6,565)	4,509
Stock-based compensation	1,389,647	585,400
Changes in assets — (increase)/decrease
Accounts receivable — trade	(15,914)	3,158
Inventory	108,127	100,178
Prepaid expenses	(9,455)	50,253
Due from Pulse Veterinary Technologies, LLC	57,693	(167,990)
Other assets	55	17,756
Assets held for sale	(1,316)	—
Changes in liabilities — increase/(decrease)
Accounts payable	1,041,160	258,131
Payroll and related	449,371	(308,627)
Accrued expenses	(269,960)	(97,498)

NET CASH USED BY CONTINUING OPERATIONS	(4,133,549)	(5,205,366)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	708,237

NET CASH USED BY OPERATING ACTIVITIES	(4,133,549)	(4,497,129)

CASH FLOWS FROM INVESTING ACTIVITIES
Continuing operations
Proceeds from sale of property and equipment	7,000	9,142
Purchase of property and equipment	—	(21,233)

NET CASH PROVIDED (USED) BY CONTINUING OPERATIONS	7,000	(12,091)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	3,601,772

NET CASH PROVIDED BY INVESTING ACTIVITIES	7,000	3,589,681

CASH FLOWS FROM FINANCING ACTIVITIES
Continuing operations
Proceeds from promissory notes	2,450,000	—
Proceeds from sale of stock	300,000	1,819,844
Proceeds from notes payable, related parties	—	2,125,000
Repurchase of stock	—	(180,000)
Payment of development period liabilities	—	(69,915)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,750,000	3,694,929

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(16,681)	(33,671)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,393,230)	2,753,810

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,786,369	543,626

CASH AND CASH EQUIVALENTS, END OF PERIOD	$393,139	$3,297,436